UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 20, 2009  (November 16, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)              On November 16, 2009, Coventry Health Care, Inc. (the “Company”) and its former Chief Financial Officer, Shawn M. Guertin, entered into a Separation and Consulting Agreement (the “Agreement”) setting forth the terms of Mr. Guertin’s resignation from his employment with the Company on December 31, 2009 (the “Termination Date”), and Mr. Guertin’s service to the Company as a consultant after the Termination Date.

Under the terms of the Agreement, Mr. Guertin will resign all officer and director positions with the Company but remain an employee until the Termination Date. Beginning January 1, 2010, Mr. Guertin will receive the benefits and compensation to which he would have been entitled under his employment agreement with the Company, dated on December 19, 2007 (the “Prior Agreement”), in the event of a “Termination without Cause.” The Restrictive Covenants Agreements signed by Mr. Guertin on September 26, 2008 and June 22, 2009, in exchange for certain equity awards, shall continue in full force and effect. All terms and conditions in the Prior Agreement that would continue in the event of a Termination without Cause shall continue in full force and effect.

Pursuant to the Agreement, Mr. Guertin will act as a consultant to the Company from January 1, 2010 until December 31, 2011, to (a) provide financial and business consulting services to the Company, (b) consult with the officers and executives of the Company, (c) provide periodic review and advice to the Company related to various financial matters and initiatives, and (d) provide assistance to the Company and its attorneys in defending various lawsuits filed against the Company. Mr. Guertin has agreed to devote, on average, three days per quarter in furtherance of such services, with additional time as required to assist in the defense of various lawsuits. As consideration for Mr. Guertin’s consulting services, the Company will pay Mr. Guertin $50,000 per calendar quarter during the term of the Agreement. Mr. Guertin is solely responsible for the payment of all federal, state and local taxes arising from such payments. Additionally, the Company has agreed to continue to provide medical, dental and vision benefits for Mr. Guertin and his family during the calendar year 2011.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation and Consulting Agreement dated November 16, 2009, by and between Shawn M. Guertin and Coventry Health Care, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Stelben
Name:	John J. Stelben
Title:	Interim Chief Financial Officer
Dated:	November 20, 2009

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation and Consulting Agreement dated November 16, 2009, by and between Shawn M. Guertin and Coventry Health Care, Inc.